Exhibit 10.29
FRANCHISE AGREEMENT AMENDMENT #2
This Agreement is made as of the 2nd day of January, 2007.
BETWEEN:
LULULEMON ATHLETICA INC.
1945 McLean Drive
Vancouver, BC V5N 3J7
(the “Franchisor”)
AND:
OQQO ENTERPRISES INC.
584 Johnson Street
Victoria, BC V8W 1M3
(the “Franchisee”)
WHEREAS:
A.     The Franchisor and Franchisee are parties to a Franchise Agreement dated October 16, 2002 (the “Franchise Agreement”);
B.     The parties agreed to amend the Franchise Agreement by signing a franchise agreement amendment (the “Franchise Agreement Amendment”) dated December 20, 2006; and
C.     The parties have now agreed to further amend the Franchise Agreement on the terms of this Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
1.	The Franchise Agreement Amendment is hereby terminated and declared null and void and of no further effect.

2.	Section 2(a) of the Franchise Agreement is hereby amended by removing the words “shall be for a period of five (5) years” and inserting the words “shall commence on the date hereof and expire on January 2, 2012” in their place.

3.	Section 27 of the Franchise Agreement is hereby amended by removing the following words from the first sentence of such section: “In the third (3rd) year of the Initial Term of this Agreement, in every subsequent year for the remainder of the term of this Agreement and in any renewal term as provided for in this Agreement”.

3.	Except as amended hereby, the parties acknowledge that the Franchise Agreement is unamended, and that, as amended hereby, the Franchise Agreement is in full force and effect, in accordance with its terms.
IT WITNESS WHEREOF the parties have hereunto set their hands and seals on the day and year first above written.

LULULEMON ATHLETICA INC.
By:	/s/ Bob Meers
Bob Meers

OQQO ENTERPRISES INC.
By:	/s/ Ryan Smith
Ryan Smith